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                                                                  EXHIBIT 99


KV PHARMACEUTICAL COMPANY
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                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                            [KV PHARMACEUTICAL logo]
FOR IMMEDIATE RELEASE



          KV PHARMACEUTICAL COMPANY LICENSING PARTNER FERRING, INC.
            RECEIVES APPROVAL TO MARKET GYNAZOLE-1(R) IN CANADA


   SECOND APPROVAL OF GYNAZOLE-1(R) FROM INTERNATIONAL LICENSING AGREEMENT
                          IN MORE THAN 50 COUNTRIES

St. Louis, MO, September 9, 2004 - KV Pharmaceutical Company (NYSE: KVa/KVb) announced today that its licensing partner, Ferring, Inc. of Canada has received approval from the Canadian Regulatory Agency, HPB to market KV's Gynazole-1(R) (butoconazole nitrate 2% vaginal cream). Canada is the second of more than 50 international markets in which KV has licensing agreements for Gynazole-1(R) to grant approval of the product.

Ferring, Inc. has launched the product into the Canadian marketplace and is supporting the product launch with marketing and promotional efforts. In Canada, the product is competing in the antifungal market of approximately $40 million. The agreement provides KV with manufacturing revenues, as well as royalty revenues on all net sales of Gynazole-1(R) marketed by Ferring, Inc.

Gynazole-1(R), a prescription one-dose treatment vaginal yeast infection cream, was first introduced into the U.S. market by KV's branded marketing subsidiary, Ther-Rx Corporation. As of year-end for fiscal 2004, ended March 31, 2004, Ther-Rx has captured 27% of the prescription cream marketplace and is one of the most successful U.S. product launches in KV's history.

Marc S. Hermelin, Vice Chairman and Chief Executive Officer of KV Pharmaceutical stated, "We are very excited to see the second of our international licensing agreements signed for Gynazole-1(R) receive regulatory approval and launched into the Canadian marketplace. Additional international approvals should result in the development of a meaningful contribution for the sales stream of Gynazole-1(R) complementing the product's continued excellent performance here in the U.S.".

ABOUT KV PHARMACEUTICAL COMPANY
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KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, acquires, manufactures and markets controlled release and tastemasked pharmaceutical products using proprietary drug delivery and tastemasking technologies. The company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary. KV has consistently ranked as one of America's best and fastest growing small companies, most recently by Forbes in its October 2003 issue.



For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions, concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commitment", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause the actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates, currency exchange rates, and capital and consumer spending; (2) the difficulty of predicting FDA approvals; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing;
(5) new product development and launch; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment; (9) fluctuations in operating results; (10) the difficulty of predicting the pattern of inventory movements by the Company's customers;
(11) the impact of competitive response to the Company's efforts to leverage its brand power with product innovation, promotional programs, and new advertising; (12) the risk that acquisition opportunities will not be consummated; and, (13) the risks that the Company may not ultimately prevail in its Paragraph IV litigation and that any period of exclusivity may not in fact be realized; and (14) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion of uncertainties is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook.

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